Exhibit 99.(a)(1)(Y)

FORM OF FOLLOW UP COMMENCEMENT NOTICE

To:	[Eligible Optionee]
From:	SST Stock Administration
Subject:	CHANGE IN LOCATION: Presentation on Tender Offer Terms

On Thursday, April 3, 2008, SST sent you an email announcing the commencement of the Offer to Amend Eligible 409A Options and to Replace Eligible Underwater Options.   We would like to remind you that SST and a representative of Cooley Godward Kronish LLP will be holding an informational session TODAY to help explain the material terms of the tender offer.  The session will be held TODAY, Monday, April 7, 2008 at 5:30 p.m. Pacific Daylight Time/Tuesday, April 8, 2008 at 8:30 a.m. China Standard Time.

Please note the change in location:  The informational session will be held in the SST University conference room in Building 6 in Sunnyvale.   Please plan to attend this informational session.  If you are unable to attend in person, you may access the webcast or the audio portion of the presentation as follows:

Webcast address: [                            ]

Webcast meeting ID: [                            ]

Toll-Free Audio (U.S.): [                            ]

Toll-Free Audio (all other countries):  Please see below

Audio Conference ID: [                            ]

The complete terms and conditions of the Offer to Amend Eligible 409A Options and to Replace Eligible Underwater Options are set forth in the documents available at our tender offer website: https://ssti.equitybenefits.com.  You previously received a commencement email from SST Stock Administration which provided you with a link to the our tender offer website: https://ssti.equitybenefits.com.  For your convenience, we will be redistributing a copy of this commencement email.

If you believe you have not received the necessary documentation in connection with the Offer to Amend Eligible 409A Options and to Replace Eligible Underwater Options, or if you have any questions about the documentation you have received, please email your question to stockadmin@SST.com.

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